                                                                   EXHIBIT 10.23

         THIS OFFER TO SUBLEASE ("Sublease") made the 1st day of August 2002
BETWEEN:


                   OPTIWAVE CORPORATION/CORPORATION OPTIWAVE


         (a Canadian corporation, hereinafter called the "Sublandlord" for the purpose of this Sublease only)

         OF THE FIRST PART

AND:

                                ZIXIT CORPORATION

         (a Texas, U.S.A. corporation, hereinafter called the "Tenant" for the purpose of this Sublease only) OF THE SECOND PART


AND:



                      WAIDT CONSTRUCTION & DEVELOPMENTS LTD

         (hereinafter called the "Landlord")

         OF THE THIRD PART

         WHEREAS by written lease dated August 9, 2001 between WAIDT CONSTRUCTION & DEVELOPMENTS LTD. and OPTIWAVE CORPORATION, the Sublandlord leased a building from the Landlord located on property known municipally as 7 Capella Court, Nepean, Ontario (the "Building"), a copy of said lease with any schedules, exhibits and amendments thereto (the "Head Lease") being attached hereto as Exhibit A and incorporated herein by reference. All undefined capitalized terms used in this Sublease have the meaning given to them in the Head Lease. All currency references herein are in Canadian dollars.

         AND WHEREAS the Tenant has agreed to sublet a portion of the Building located on the ground floor of the Building, as shown on the floor plan attached hereto as Exhibit B and incorporated herein by reference (the "Leased Premises").

         AND WHEREAS the Sublandlord has agreed to grant this Sublease of the Leased Premises upon .the following terms and conditions.

         NOW THEREFORE in consideration of the rents, covenants and conditions herein reserved and contained, the parties agree as follows:

1.       TERM:
         The Sublandlord hereby Subleases the Leased Premises to the Tenant for a term of One Year and One Month (the "Term") commencing on the 1st day of August 2002 ("the Commencement Date") and ending one minute prior to midnight on the 31st day of August 2003 ("the Termination Date"), unless renewed or terminated as hereinafter provided. The Sublandlord shall deliver possession of the Leased Premises to Tenant upon the full execution hereof. In the event the Head Lease goes into default or is properly terminated prior to the expiry or termination of the Sublease term hereby granted, including any renewals thereof, the Landlord shall, at its sole option, have the right by giving notice to the Sublandlord and to the Tenant to assume the Sublease for the remaining portion of the Sublease term then outstanding. The parties hereby consent to such an assumption of the Sublease by the Landlord only in the circumstances described above.

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2.       GROSS RENT:
         Tenant shall pay directly to the Landlord, to be applied to the Sublandlord's rental account, as Gross Rent for the Leased Premises and payable in equal monthly installments in advance on the first day of each calendar month during the Term of the Sublease, excluding the first month of the Term being August 2002, the following Gross Rent:

         Ten Thousand Dollars ($10,000.00) per month plus GST (as defined below).

         The Sublandlord covenants and agrees that, except as otherwise provided herein, the above noted Gross Rent is inclusive of any and all additional rent items (the "Additional Rent") noted and payable by the Sublandlord, including but not limited to all taxes, interior cleaning, heat, hydro, administration and general operating and maintenance costs as defined in the Head Lease.

         (a) GOODS & SERVICES TAX: The Tenant shall be responsible for and pay directly to the Sublandlord all GOODS AND SERVICES TAXES incurred by Tenant for such goods and services -pursuant to Sublandlord's performance of its responsibilities under the Head Lease.

         (b) INSURANCE. Sublandlord shall carry insurance as required and in accordance with the Head Lease in the amount of $5,000,000.

3.       TENANT INDEMNIFICATION:
         The Tenant covenants with the Sublandlord to indemnify and save harmless the Sublandlord from any and all claims made against the Sublandlord by the Landlord or others as a result of any renovations and/or physical adjustments made to the Leased Premises, any costs that may be incurred by the Sublandlord to restore the Leased Premises back to their original condition as may be required by the Landlord and any contravention by the Tenant of its covenants herein contained.

4.       SUBLANDLORD COVENANTS: The Sublandlord covenants and agrees with the
         Tenant:

         a) to perform and observe the covenants on the Sublandlord's part under the Head Lease, so far as such covenants are not required to be performed and preserved by the Tenant, and at all times to keep the Tenant indemnified against all actions, expenses, claims and demands on account of the non-performance by the Sublandlord of its obligations.

         b) to maintain the Head Lease in full force and effect during the Term and any renewal term of this Sublease subject, however, to any earlier termination of the Head Lease without the fault of Sublandlord

         c) upon compliance with the terms and conditions of this Sublease, Tenant shall and may peaceably and quietly hold and enjoy the Leased Premises for the Term and any renewal term provided herein. The Sublandlord covenants and agrees with the Landlord that notwithstanding this Sublease the Sublandlord remains principally liable for performing all of the obligations on its part contained in the Head Lease.

5.       USE:
         The Leased Premises shall be used by the Tenant in accordance with the provisions of the Head Lease.

6.       CONDITION OF LEASED PREMISES:
         Upon the Commencement Date of this Sublease, Sublandlord shall tender the Leased Premises to the Tenant clean and in good condition and repair and shall remove all personal property and trade fixtures, other than any articles to remain by mutual agreement between Sublandlord and Tenant and detailed in Exhibit C.

         The Tenant agrees to accept the Leased Premises in the current "as is" condition.


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         The Tenant shall, upon execution of this Sublease, pay to the
         Sublandlord the sum of $2,500.00 and for this sum the Sublandlord shall provide services and manpower to move furniture and to otherwise prepare the Leased Premises for the Tenant's occupancy.

7.       ALTERATIONS AND IMPROVEMENTS:
         Tenant shall not make any alterations or improvements to the Leased Premises of any kind without the prior written consent of the Sublandlord and Landlord as required by the Head Lease. Sublandlord warrants and certifies to Tenant that there are no pre-existing or otherwise outstanding issues regarding 'end of lease restorations' within the Building, which will accrue to Tenant, except as disclosed in the Head Lease. Should Tenant make any alterations that are required to be removed by the Landlord or the Sublandlord at the end of the Term, such removal shall be at the expense of the Tenant. If Tenant fails to perform the removal work after being called upon to do so by Landlord or Sublandlord, Landlord or Sublandlord may enter upon the Leased Premises and perform such removal work, and Tenant agrees to pay Landlord or Sublandlord the costs thereof.

8.       OBLIGATIONS OF TENANT:
         Tenant shall enjoy all rights granted to Sublandlord under the provisions of the Head Lease, except as expressly stated herein. Tenant covenants and agrees to abide by all the terms and conditions of this Sublease, and agrees for the benefit of the Sublandlord to abide by and perform all of the Head Lease terms and provisions except, to the extent they are different, as may be expressly provided by and agreed upon in this Sublease. Tenant covenants and agrees to pay the Gross Rent and moneys herein reserved, use the Leased Premises only for the purpose stated herein and only as provided under the Head Lease, and to surrender the Leased Premises upon the expiration or earlier termination of this Sublease Term, or any renewal term, in a condition equal to the condition of the Leased Premises as when received, approved alterations, reasonable wear and tear and casualty damage excepted.

9.       common areas:
         The Tenant shall have the use, in common with the Sublandlord and other tenants, if any, during the Term of this Sublease and any renewal term, of the following:

         Toilets and common hallways on the first floor.
         The reception area, defined as the entrance way, chairs and tables, but excluding the receptionist, reception desk and main switchboard and PBX.
         The lunchroom, including the kitchen, and shoe room.
         The shower facilities, excluding the training and fitness room.
         Any reference to the "common area" specifically excludes the training room and reading room adjacent, production / loading rooms mail room and other secure rooms on the first floor such as electrical room, elevator room, janitor closet, PBX / server room.
         The training room may be made available to the Tenant subject to the payment of current rental rates which shall be an additional charge. The second and third floors are not common areas.
         The cost for the use of the common areas is included in the Gross Rent.

10.      FURNITURE
         The Sublandlord agrees to provide the Tenant with furnishings to accommodate ten (10) offices and one meeting room as set out in Exhibit
         D. These furnishings will be made available to the Tenant upon the Commencement Date and will be used by the Tenant for the Term of this Sublease and any renewal term. All furniture and equipment is as shown in Exhibit D attached hereto and forming part of this Sublease.



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         Upon expiry of the Sublease Term and/or any renewal term, the Tenant shall return the furnishings to the Sublandlord in the condition it was in when received by the Tenant, normal wear and tear excepted.

11. HOLD HARMLESS: Tenant, unless due to the negligence or willful misconduct of Sublandlord [and those for whom Sublandlord is responsible in law], agrees to indemnify, defend, and hold Sublandlord harmless from and against any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of any injury to any person or persons or any damage to any property in the Leased Premises and from and against all legal cost and charges, including reasonable attorneys' fees incurred with respect to any or such matters.

         Unless due to Tenant's negligence or willful misconduct, Sublandlord agrees to indemnify, defend and hold Tenant harmless from and against any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of any injury to any person or persons or any damage to any property in Sublandlord's Leased Premises and from and against all legal costs and charges, including reasonable attorneys' fees incurred with respect to any or such matters.

12.      LAWS OF ONTARIO:
         This Sublease shall be deemed to have been made and shall be construed in accordance with the laws of the Province of Ontario.

13.      NO REPRESENTATIONS:
         The Sublandlord and Tenant agree that there are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this Sublease whether express or implied, collateral or otherwise, except those set forth in this Sublease.

14.      RENEWAL:
         The Tenant may elect one of the following two renewal options. There shall be no further right to renew this Sublease.

         Option One:
         At the end of the initial 13 month Term, unless 90 days advance written notice has been given to the Sublandlord of the Tenant's intention to not renew this Sublease, the Sublease will continue on a month to month basis at a Gross Rental amount equal to Twelve Thousand Dollars ($12,000.00) per month, plus GST, with all other terms and conditions of the Sublease remaining unchanged, until the Sublease is terminated by either party by providing to the other party 90 days prior written notice of such termination.

         Option Two:
         Tenant shall have the option to renew this Sublease for an additional term of one (1) year at a Gross Rental amount equal to Ten Thousand Eight Hundred Dollars ($10,800.00) per month plus GST. During the one
         (1) year renewal term, all terms and conditions of the Sublease shall remain unchanged. The Sublease shall terminate at the conclusion of the one (1) year renewal term. If Option Two is selected, the Tenant shall provide to the Sublandlord written notice at least 90 days prior to the expiry of the initial 13 month Term that it wishes to renew this Sublease for the additional one (1) year term. If the 90 day advance notice is not received, this renewal option shall expire.

         Other than with respect to the two (2) renewal options set out herein, the Landlord's consent and agreement is required for any further renewals of this Sublease or for any additional subletting of the Head Lease.

15.      PARKING:
         During the Term of the Sublease and any renewal term, the Tenant shall have access to 20% of


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         the on-site parking (20% of each parking section). Parking for the Term of the Sublease and any renewal term is to be free of charge to the Tenant.

16.      SIGNAGE:
         In the event an exterior pylon sign is constructed, the Tenant shall be permitted to install its corporate identification signage on the pylon. The location and size shall be subject to Landlord and the Sublandlord's approval in accordance with the Head Lease. The installation and future removal and repairs, if any, of said signage shall be at the Tenant's expense. The signage shall not exceed 20% of the total signage allowed.

17.      ENTIRE AGREEMENT:
         The Sublandlord and the Tenant agree that this Sublease along with any Exhibits attached hereto constitutes the entire agreement between the Sublandlord ,and the Tenant. This agreement supersedes all oral representations made by the agent, Landlord and Sublandlord. This Sublease shall be deemed to contain all the provisions of the Head Lease, except those that are inconsistent with the provisions of this Sublease, as though they were set forth and contained in this Sublease. All references to "Landlord" and "Tenant" therein shall read "Sublandlord" and "Tenant" for the purposes of the relationship between the Sublandlord and the Tenant.

18.      TENANT DEFAULT:
         Notwithstanding anything to the contrary in the Head Lease, if; (i) Tenant fails to pay any rent, (gross or otherwise) when due, and should such failure continue for more than five (5) business days after receipt by Tenant of written notice thereof from Sublandlord, (however, in no event shall Sublandlord be required to issue such late payment notice more than once in any 12 month period), or (ii) Tenant defaults in the prompt and full performance of any provision of this Sublease, and should Tenant have failed to cure said performance within thirty
         (30) days or promptly fail to begin such compliance within thirty (30) days after receipt of written notice thereof from Sublandlord, Sublandlord may, at its option, terminate the Sublease by providing Tenant ten (10) business days notice in writing and Sublandlord may immediately retake possession of the Leased Premises with no recourse available by Tenant. In the event Sublandlord exercises its right to retake the Leased Premises, Tenant shall not be relieved of any of its obligations, including financial obligations, under this Sublease.

19.      PERMITS:
         Tenant shall be responsible for obtaining any and all required permits related to Tenants possession or alteration of the Leased Premises.

20.      NOTICE:
         All notices or other communications required or desired to be given hereunder shall be in writing and given either upon (a) personal delivery or (b) by nationally recognized overnight courier, or certified mailed postage prepaid, registered or certified mail, return receipt requested, or (c) by prepaid telegram, confirmed facsimile transmission or confirmed electronic mail followed by a confirmatory letter, addressed to the parties at the addresses set forth herein. Notices deposited in the mail or otherwise given in the manner described above shall be effective upon receipt. If to Sublandlord: 7 Capella Court, Ottawa, Ontario, K2E 7X1 Telephone; 613-224-4700,
         Facsimile: 613-224-4706, chris.boland@optiwave.com Attn: Chief Financial Officer. If to Tenant: 7 Capella Court, Nepean, Ontario,
         Attn: _________ with a copy to Zixit Corporation, Attn: Chief Financial Officer, 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960 U.S.A, (214) 370-2000 telephone, (214) 515-7385 facsimile,
         syork@zixit.com. Any party may change its address for - notice by giving notice in the manner hereinabove provided.

21.      WAIVER:
         The waiver of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or condition contained herein.



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22.      COMPLIANCE WITH LEASE:
         Sublandlord represents and warrants to Tenant that (a) Sublandlord has delivered to Tenant a full and complete copy of the Head Lease and all other agreements between Landlord and Sublandlord relating to the leasing, use and occupancy of the Leased Premises; (b) the Head Lease is in full force and effect and (c) to the best of its knowledge, there are no defaults on Sublandlord's part under the Head Lease as of the Commencement Date of this Sublease and no event has occurred and is continuing which would constitute an event of default [but for the requirement of the giving of notice and/or the expiration of the period of time to cure]. Sublandlord and Landlord represent and warrant that there are no outstanding matters, issues, claims, disputes of any nature whatsoever between them in connection with the Head Lease.

23.      ACCESS:
         The Tenant shall have access to the Leased Premises and the common areas defined in section 9, twenty-four hours per day, seven days per week.

24.      CASUALTY DAMAGE:
         If the Property, Building, demises premises or Leased Premises shall be damaged or destroyed by fire or other casualty or if all or party of the Property, Building, demises premises or Leased Premises shall be taken over by eminent domain to such an extent as to render the Leased Premises untenantable in whole or in part, the Gross Rent shall be abated in the same proportion that the portion of the Leased Premises rendered unfit for occupancy by Tenant shall bear to the whole of the Leased Premises. If the damage or taking reasonably precludes occupancy of any substantial part of the Leased Premises and if the estimated repair time to restore that part of the Leased Premises to a condition that reasonably permits occupancy will extend beyond 120 days after the date of the casualty or taking, Tenant may elect to terminate this Sublease by so notifying Sublandlord within 10 days after receipt from Sublandlord of Landlord's decision not to terminate the Lease. If the Lease shall be terminated as a consequence of such damage, destruction or taking, this Sublease shall terminate.

25.      ATTORNEY'S FEES:
         In the event that any action shall be commenced by either party hereto arising out of or concerning this Sublease or any right or obligation derived therefrom, then in addition to all other relief at law or in equity the prevailing party shall be entitled to recover reasonable attorney's fees and costs as fixed by the court.

26.      ENUREMENT:
         This Sublease shall inure to the benefit of and be binding upon the Sublandlord, the Tenant and their respective heirs, executors, administrators, successors and permitted assigns.

27.      FACSIMILE TRANSMISSION:
         Acceptance of this Sublease may be communicated by facsimile transmission or by delivery of such facsimile without limiting other methods of communicating acceptance available to the parties.

28.      early access period:
         The Tenant shall have early access to the Leased Premises upon the waiving of the condition to this Sublease as noted in Section 30 herein for the purpose of preparing the Leased Premises for their business. This early access period shall be completely Gross Rent Free to the Tenant. the early access period shall begin July 29, 2002.

29.      SUBORDINATION:
         This Sublease shall be subject and subordinate at all times to the mortgages registered against the Building and to the Head Lease and all of its provisions, covenants and conditions. The Tenant and Sublandlord shall not commit or fail to do any act, which would cause or constitute an event or default under the Head Lease.



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30.      CONDITION:
         This Sublease is conditional upon the Sublandlord obtaining from the Landlord, approval as to the terms and conditions herein and in the headlease. By executing this Agreement in the space provided below, the Landlord shall have confirmed consent to and approve the Sublease and headlease.

         If the Sublandlord fails to notify the Tenant in writing that this condition has been satisfied or waived within ten (10) business days of acceptance of this Sublease, then the agreement contemplated herein will become null and void and neither party shall have further obligation to the other.

31.      DEPOSIT:
         The Tenant shall provide a Deposit cheque equal to three (3) months Gross Rent plus GST (the "Deposit") payable to Colliers Macaulay Nicolls (Ontario) Inc. as Agent ("Agent"), within forty-eight (48) hours of acceptance of this Sublease. Such Deposit will be held in trust for both parties until all conditions to this Sublease are either waived or satisfied, whereupon the parties hereby authorize and direct the Agent to release the Deposit from trust and apply the Deposit to the commissions payable to the Agent pursuant to Section 32 below, and to pay the balance of the Deposit, if any, to the Landlord, to be applied to the Sublandlord's rental account. The Agent shall advise the Sublandlord in writing and provide details of such application and the Landlord shall immediately apply the amount of the Deposit [, or balance thereof,] to the payment of the Gross Rent for the months of September and October 2002 and August 2003.

         The Agent shall immediately return the Deposit to the Tenant without interest, deduction or set-off if any of the conditions are neither waived nor satisfied.

32.      PROFESSIONAL FEES:
         The Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease other than the Agent, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Sublease other than the Agent, whose fees shall be paid by the Sublandlord upon the date set for occupancy by the Tenant. For greater certainty, the Landlord shall have no obligation to make any payment to the Agent on account of any real estate commission.

         The Agent has acted on both the selling side and the listing side of this transaction. The fees due to the Agent shall be due and payable upon the date of occupancy, of August l, 2002.

         IN WITNESS WHEREOF, the parties have executed this Sublease, under seal, as of the date written above.

         I the undersigned Tenant agree to and accept the above Sublease.

SIGNED, SEALED AND DELIVERED      ) ZIXIT CORPORATION
in the presence of:               )
                                  )
                                  )
/s/ Anne Paliwal                  ) Per: /s/ Wael Mohamed
------------------------------    )      -------------------------------
Witness                           ) Title:  VP of Global Services
                                  ) I/We have the authority to bind
                                    the corporation.


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I the undersigned Sublandlord agree to and accept the above Sublease.

SIGNED, SEALED AND DELIVERED      ) OPTIWAVE CORPORATION/CORPORATION OPTIWAVE
In the presence of:               )
                                  )
                                  )
/s/ Curtis Flanagan               ) Per:  /s/ Chris Boland
-----------------------------     )     -----------------------------------
Witness                           ) Title: VP Finance
                                  ) I/We have the authority to bind
                                    the corporation.

I the undersigned Landlord agree to and accept the above Sublease.

SIGNED, SEALED AND DELIVERED      ) WAIDT CONSTRUCTION & DEVELOPMENTS LTD.
in the presence of:               )
                                  )
                                  )
                                  ) Per: /s/ Trevor Woodside
-----------------------------     )     -----------------------------------
Witness                           ) Title:
                                  ) I/We have the authority to bind the
                                    corporation.


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